UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 20, 2019 (the “Closing Date”) Ducommun Incorporated, a Delaware corporation (“Ducommun”) and certain of its subsidiaries entered into an Incremental Term Loan Lender Joinder Agreement and Additional Credit Extension Amendment (the “Amendment”) to Ducommun’s Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, swingline lender and issuing bank, and the lender parties thereto dated November 21, 2018 (the “Credit Agreement”).

The Amendment provides for (1) an incremental $140 million senior secured term loan facility (the “Term Loan A Facility”) maturing on December 20, 2024, and (2) an extension of the maturity date of the $100 million senior secured revolving credit facility (the “Revolving Credit Facility”) to December 20, 2024. Ducommun intends to use the proceeds of (1) the Term Loan A Facility to repay the existing amount outstanding on its existing revolving credit facility, repay a portion of the existing term facility and fees and expenses related to the Amendment and (2) any future borrowings under the Revolving Credit Facility for general corporate purposes.

The initial variable interest rate on amounts outstanding under the Term Loan A Facility will be LIBOR plus 2.00%, amortizing 1.25% quarterly. The Amendment modifies the interest rate on amounts outstanding under the Revolving Credit Facility to match the interest rates applicable to the Term Loan A Facility, with the modified interest rates to increase or decrease based upon the following pricing tiers and the applicable Consolidated Total Net Leverage Ratio:

Pricing Tier	Consolidated Total Net Adjusted Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
I	> 4.50 to 1.0	2.50%	1.50%
II	< 4.50 to 1.0 but > 4.00 to 1.0	2.25%	1.25%
III	< 4.00 to 1.0 but > 3.00 to 1.0	2.00%	1.00%
IV	< 3.00 to 1.0 but > 2.00 to 1.0	1.75%	0.75%
V	< 2.00 to 1.0	1.50%	0.50%

The Amendment does not otherwise modify the terms of the existing Credit Agreement. For a description of the Credit Agreement, see Ducommun’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2018, which description is incorporated herein by reference.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Incremental Term Loan Lender Joinder Agreement and Additional Credit Extension Amendment, dated as of December 20, 2019, by and among Ducommun Incorporated, as Borrower, the subsidiaries of the Borrower party thereto, as Guarantors, Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer, and the lender party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: December 20, 2019	By:	/s/ Christopher D. Wampler
Christopher D. Wampler V.P., Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer